WAIVER AGREEMENT

THIS WAIVER AGREEMENT (the “Agreement”), dated as of January 18, 2011, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated June 29, 2007 (the “Purchase Agreement”), among the Company, the Holders and the other investors signatory thereto, the Company issued to the investors thereunder shares of Series A 7% Convertible Preferred Stock (the “Preferred Stock”) and Common Stock Purchase Warrants exercisable for shares of Common Stock (the “Warrants”); and

WHEREAS, the Company has requested that the Holders waive their rights to anti-dilution adjustments pursuant to Section 7(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock, as amended (the “Certificate of Designation”);

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.

Waiver of Anti-dilution Provision of Preferred Stock.  The Holder hereby waives the reduction of the exercise price of the Preferred Stock under Section 7(b) of the Certificate of Designation with respect to all issuances and repricings of the Company’s securities and all other applicable Dilutive Issuances as defined under such Section 7(b) from September 1, 2010, through and including the date that all of the Holder’s preferred stock has been converted in accordance with Section 3 below, and further waives its right to notice of such Dilutive Issuances during the same period of time.

2.

Partial Reduction of Conversion Price of Preferred Stock.  The Company hereby reduces the conversion price of the 4,000 shares of Preferred Stock held by the Holders from $0.80 per share to $0.5333 per share, as follows:

No. of Preferred Shares Subject

Holder

to Conversion Price Reduction

Enable Growth Partners LP

3,407

Enable Opportunity Partners LP

   400

Pierce Diversified Strategy Master Fund

   193

LLC, ena

To the extent necessary to comply with the laws of the State of Colorado, the Company shall promptly file an amendment to the Certificate of Designation to reflect such partial reduction of the conversion price of the Preferred Stock.

3.

Full Conversion of Preferred Stock.  Concurrently with the execution of this Agreement, each Holder shall deliver to the Company a completed and executed Notice of Conversion indicating such Holder’s election to convert all of its shares of Preferred Stock into Common Stock at the new conversion price of $0.5333 per share, and shall obtain such approvals and take such further actions as shall be necessary to effectuate such conversion.

4.

Lock-Up Agreement.  Concurrently with the execution of this Agreement, the Holder shall execute the Lock-Up Agreement that is attached hereto as Exhibit A with respect to all of the Common Stock to be issued to the Holder upon conversion of its Preferred Stock.

5.

Authorized Common Stock.  Each of the Holders hereby acknowledges that the Company’s authorized but unissued shares of Common Stock are not presently sufficient to allow the issuance of all of the shares of Common Stock to which the Holders will be entitled upon full conversion of their Preferred Stock.  Accordingly, each of the Holders agrees not to make any demand on the Company on its pro rata share of the _________ share shortfall until such time as the Company has amended its Articles of Incorporation to increase its authorized Common Stock to an amount that is sufficient to permit the issuance of the additional __________ shares of Common Stock.  The Company agrees to use its best efforts to complete such amendment on or before __________, 2011.

6.

Waiver of Right to Participate in Subsequent Financings.  Each Holder hereby waives its right under Section 4.12 of the Purchase Agreement to participate in all Subsequent Financings that the Company undertakes from the date hereof, and further waives its right to Pre-Notice of such Subsequent Financings.

7.

Survival of Terms of Purchase Agreement.

Subject to the modifications provided herein, the Purchase Agreement shall remain in full force and effect and, except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Purchase Agreement or of any right, power or remedy of the Holder.

8.

Authorization; Enforcement. The Company and each Holder represent that each has the requisite corporate power and authority to enter into the Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the Lock-Up Agreement by the Company and each Holder and the consummation by each of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and the Holder and no further action is required by either the Company or the Holder or the respective Boards of Directors or stockholders of either party in connection therewith.  Upon execution by the Company and the Holder, this Agreement will constitute the valid and binding obligation of each such party, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

9.

Counterparts.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

WIZZARD SOFTWARE CORPORATION

/s/ Christopher J. Spencer

By: Christopher J. Spencer

Its: President

“Holder(s)”

Enable Growth Partners LP

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund LLC, Ena

/s/ Mitch Levine

By: Mitch Levine

Its: CEO/General Partner